                                  EXHIBIT 10.28



               SIXTH SPECIAL FACILITY SUPPLEMENTAL LEASE AGREEMENT

                                 by and between

                     MEMPHIS-SHELBY COUNTY AIRPORT AUTHORITY

                                       and

                           FEDERAL EXPRESS CORPORATION




                          Dated as of December 1, 2001

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                                TABLE OF CONTENTS

SECTION 1.   Definitions ....................................................   1
SECTION 2.   Term of Lease ..................................................   2
SECTION 3.   Rental .........................................................   2
SECTION 4.   Prepayment of Certain Rentals ..................................   2
SECTION 5.   Series 2001 Bonds ..............................................   3
SECTION 6.   Special Covenants of the Lessee ................................   3
SECTION 7.   Tax Covenant ...................................................   3
SECTION 8.   Lease Still in Effect; Provisions Thereof Applicable to
             this Sixth Supplemental Lease ..................................   3
SECTION 9.   Descriptive Headings ...........................................   3
SECTION 10.  Effectiveness of this Sixth Supplemental Lease .................   3
SECTION 11.  Execution of Counterparts ......................................   3

                                        i

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                             SIXTH SPECIAL FACILITY
                          SUPPLEMENTAL LEASE AGREEMENT

         THIS SIXTH SPECIAL FACILITY SUPPLEMENTAL LEASE AGREEMENT (this "Sixth Supplemental Lease") dated as of the first day of December 2001, by and between the MEMPHIS-SHELBY COUNTY AIRPORT AUTHORITY (the "Lessor"), a public and governmental body politic and corporate of the State of Tennessee, and FEDERAL EXPRESS CORPORATION (the "Lessee"), a corporation duly organized and existing under the laws of the State of Delaware and qualified to do business in the State of Tennessee;

                                   WITNESSETH:

         WHEREAS, Lessor and Lessee on August 21, 1979 entered into a Special Facility Lease Agreement dated as of August 1, 1979 (as heretofore amended and supplemented by the Supplemental Leases (defined below), the "Lease");

         WHEREAS, Lessor and Lessee have amended and supplemented the Lease by First, Second, Third, Fourth and Fifth Special Facility Supplemental Lease Agreements dated as of May 1, 1982, November 1, 1982, December 1, 1984, July 1, 1992 and July 1, 1997, respectively (said First, Second, Third, Fourth and Fifth Special Facility Supplemental Lease Agreements being referred to herein, collectively, as the "Supplemental Leases"); and

         WHEREAS, Lessor and Lessee have agreed to further supplement the Lease to reflect a change in rentals resulting from the refunding of the Lessor's Special Facilities Revenue Bonds, Series 1984 (Federal Express Corporation) issued to finance facilities and equipment for inclusion in the Special Facility, as defined in the Lease;

         NOW, THEREFORE, for and in consideration of the mutual promises, covenants and agreements hereinafter contained to be kept and performed by the parties hereto and upon the provisions and conditions hereinafter set forth, Lessor and Lessee do hereby covenant and agree, and each for itself does hereby covenant and agree, as follows:

         SECTION 1. Definitions. Except as otherwise provided herein, and unless the context shall clearly require otherwise, all words and terms used in this Sixth Supplemental Lease which are defined in the Lease shall, for all purposes of this Sixth Supplemental Lease, have the respective meanings given to them in the Lease.

         Unless the context shall clearly require otherwise, the following terms shall, for all purposes of the Lease and of any agreement amendatory or supplemental thereto (including for all purposes this Sixth Supplemental Lease) have the meanings herein specified, with the following definitions to be equally applicable to both the single and plural forms of any of the terms herein defined:

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     (a) Seventh Supplemental Indenture. The term "Seventh Supplemental
         Indenture" shall mean the Seventh Supplemental Indenture dated as of December 1, 2001, by and between

     (b) the Lessor and the Trustee supplementing the Indenture, as amended as provided in the Indenture.

     (c) Series 2001 Bonds. The term "Series 2001 Bonds" shall mean the $87,875,000 principal amount of special obligation bonds of the Lessor designated Special Facilities Revenue Refunding Bonds, Series 2001 (Federal Express Corporation) and issued under Sections 2.07 and 2.08 of the Indenture and the Seventh Supplemental Indenture and in accordance with Section 7.6 of the Lease.

         SECTION 2. Term of Lease The term of the Lease, including this Sixth Supplemental Lease, shall expire on August 31, 2012 at 11:59 o'clock P.M.; provided, that the term of the Lease, including this Sixth Supplemental Lease, shall not expire so long as any Bonds remain outstanding under the terms of the Indenture except as provided in subsection A of Section 9.2 of the Lease.

         SECTION 3. Rental Lessee shall pay the rentals reserved to the Lessor under Section 3.3 of the Lease at the time, place and manner set forth therein, which from and after the date of delivery of and payment for the Series 2001 Bonds, in addition to the amounts otherwise payable as of the date hereof under said Section 3.3, shall include (a) an amount equal to the principal of, premium (if any) and interest on, the Series 2001 Bonds as and when the same become due and payable by reason of stated maturity or redemption of such Bonds as provided in the Indenture, and (b) all other amounts payable under said Section 3.3 in connection with the Series 2001 Bonds.

         SECTION 4. Prepayment of Certain Rentals

         (a) Lessee may prepay the rentals required hereby in accordance with subsections A, B and C of Section 3.4 of the Lease and receive the credits provided therein.

         (b) In the event a judgment or order of a court of competent jurisdiction which is final (either because the time for appeal thereof has expired or because the judgment or order is issued by that court having final appellate jurisdiction over the matter and is not subject to collateral attack), or a determination of the Internal Revenue Service which is final (because the tax has been paid pursuant thereto and the time for filing a claim for refund of such tax has expired) to the effect that the interest paid or payable on any Series 2001 Bond to other than a substantial user of the Special Facility or a related person is or was includable in the gross income of the holder thereof for federal income tax purposes as a result of a failure by the Lessee to observe or perform any covenant or agreement to be observed or performed by it under the Lease or as a result of facts within the control of the Lessee which are contradictory to any representation or warranty made by the Lessee under the Lease, the Lessee shall prepay on the next scheduled rent payment date the entire amount of rent due under subparagraph (b) of Section 3.3 of the Lease and pursuant to Section 3 hereof to effect redemption of the then outstanding Series 2001 Bonds in accordance with the Indenture.

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         SECTION 5. Series 2001 Bonds. Lessor shall apply the proceeds of the
Series 2001 Bonds in accordance with the terms of the Seventh Supplemental Indenture, the form, terms and provisions of which the Lessee hereby acknowledges.

         SECTION 6. Special Covenants of the Lessee The Lessee covenants and agrees with the Lessor that so long as the Series 2001 Bonds are outstanding, it will provide the Lessor with copies of all publicly available reports, notices, financial statements or other documents that the Lessee is required to provide to the Securities and Exchange Commission.

         SECTION 7. Tax Covenant The Lessee covenants and agrees that it will comply with the requirements of Section 103 and Sections 141 through 150 of the Internal Revenue Code of 1986, as amended (the "Code"), if and to the extent required to maintain the exclusion of interest on the Series 2001 Bonds from gross income for federal income tax purposes under the Code.

         SECTION 8. Lease Still in Effect; Provisions Thereof Applicable to this Sixth Supplemental Lease All of the terms, provisions, conditions, covenants and agreements of the Lease shall continue in full force and effect as supplemented hereby, and shall be applicable to each of the provisions of this Sixth Supplemental Lease during the term hereof with the same force and effect as though the provisions hereof were set forth in the Lease.

         SECTION 9. Descriptive Headings The descriptive headings of the sections of this Sixth Supplemental Lease are inserted for convenience of reference only and do not constitute a part of this Sixth Supplemental Lease and shall not affect the meaning, construction, interpretation or effect of this Sixth Supplemental Lease.

         SECTION 10. Effectiveness of this Sixth Supplemental Lease This Sixth Supplemental Lease shall become effective upon delivery of and payment for the Series 2001 Bonds.

         SECTION 11. Execution of Counterparts This Sixth Supplemental Lease may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, MEMPHIS-SHELBY COUNTY AIRPORT AUTHORITY and FEDERAL EXPRESS CORPORATION have caused this Sixth Special Facility Supplemental Lease Agreement to be duly executed as of the date first above written.

                                       MEMPHIS-SHELBY COUNTY AIRPORT
                                        AUTHORITY

                                       By /s/ Larry D. Cox
                                          --------------------------------------
                                          President and Chief Executive Officer

ATTEST:

/s/ Jerry L. McMichael
-----------------------------------
Executive Vice President,
 Finance and Administration and
 Secretary/Treasurer



                                       FEDERAL EXPRESS CORPORATION


                                       By /s/ Burnetta B. Williams
                                          --------------------------------------
                                       Name: Burnetta B. Williams
ATTEST:                                Title: Vice President and Assistant
                                              Treasurer


/s/ Andrew M. Paalborg
----------------------
Assistant Secretary

STATE OF TENNESSEE         )
                           )  ss:
COUNTY OF SHELBY           )



         On this 12th day of December 2001 before me appeared Larry D. Cox, to me personally known, who, being by me duly sworn (or affirmed) did say that he is the President and Chief Executive Officer of the Memphis-Shelby County Airport Authority, and that the seal affixed to the foregoing instrument is the corporate seal of said Authority, and that said instrument was signed and sealed on behalf of said Authority, by authority of its Board of Commissioners and he acknowledged said instrument to be the free act and deed of said Authority.

[SEAL]

                                     /s/ Milner M. Stanton
                                     -------------------------------------------
                                     Notary Public

                                     My Commission Expires: February 26, 2003
                                                            -----------------

STATE OF TENNESSEE         )
                           )  ss:
COUNTY OF SHELBY           )

         On this 12th day of December 2001 before me appeared Burnetta B. Williams, to me personally known, who, being by me duly sworn (or affirmed) did say that she is Vice President and Assistant Treasurer of Federal Express Corporation, and that the seal affixed to the foregoing instrument is the corporate seal of said Corporation, and that said instrument was signed and sealed on behalf of said Corporation by authority of its Board of Directors and she acknowledged said instrument to be the free act and deed of said Corporation.

[SEAL]

                                     /s/ Susan M. Thone
                                     -------------------------------------------
                                     Notary Public

                                     My Commission Expires: February 25, 2004
                                                            -----------------

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